                                                              Exhibit 10.31

                                  [Translation]


                        FACTORY BUILDING LEASING CONTRACT

The signatories to the leasing contract ("the Leasing Contract"):

Renter: Lian Ce Science & Technology Joint Stock Company, Ltd. (Party A for short)
Tenant: Mei Shang Lian Te Li Electronic Joint Stock Company, Ltd. (Party B for short)

For Party A to lease out factory building to Party B, both parties agree to sign the following Leasing Contract:


ARTICLE ONE     BUILDING TO BE LEASED ("THE BUILDING")

     1. The location of the Building: The fifth building of new factory buildings west of No. 2 Li Xin Road 3, Xin Zhu Science Park ("the Science Park"), and auxiliary 25 car parking lots. Parking lots total ** PING, the floor area of the Building plus public area total 1,560 PING.
     2. The details of the Building and public area are depicted in the Figure of Attachment 1. If there is a minor difference between the size of the area or the description of the Building in the Leasing Contract and those in the Figure, the Figure of Attachment 1 should be relied on.
     3.  The usage purpose of the Building: office and business location.
     4. Party B itself should apply to the administrative authority of the Science Park for various approvals for entering the Science Park, business operation and related matters.


ARTICLE TWO     LEASING PERIOD

     The starting date of the lease ("the Lease") is the thirtieth days after the date Party B gets the license to use the Building. Leasing period expires five years (sixty months) after the starting date of the Lease.


ARTICLE THREE     RENT

     1. In the first year of the Lease, rent will be NT.1,200 YUAN per PING per month. Starting from the second year of the Lease, monthly rent for each PING will increase by NT.50 YUAN for each additional year progressively. That is:

         Rent for the first year of the Lease is NT.1,200 YUAN per PING per month, i.e., NT.1,872,000 YUAN per month.
         Rent for the second year of the Lease is NT.1,250 YUAN per PING per month, i.e., NT1,950,000 YUAN per month.

                                  [Translation]


         Rent for the third year of the Lease is NT.1,300 YUAN per PING per month, i.e., NT.2,028,000 YUAN per month.
         Rent for the fourth year of the Lease is NT.1,350 YUAN per PING per month, i.e., NT.2,106,000 YUAN per month.
         Rent for the fifth year of the Lease is NT.1,400 YUAN per PING per month, i.e., NT.2,184,000 YUAN per month.
     2. Rent payment is due every month. Party B should pay the first monthly rent on the starting date of the Lease, and pay monthly rent on the same day each month thereafter until the Leasing Contract expires.
     3.  Rent should be paid by checks or via wire transfers.


ARTICLE FOUR     DEPOSIT

     1. Party B should pay Part A a deposit equal to six month rent immediately after the Leasing Contract is signed, i.e., Eleven Million Two Hundred Thirty Two Thousand YUAN New Taiwan Currency (NT$11,232,000).
     2. When the Leasing Contract expires or is terminated, Party A should refund Party B the deposit in full without interest within seven days after Party B evacuates and returns the Building to Party A pursuant to the Leasing Contract.
     3. Before the Leasing Contract expires or is terminated, if Party B owes Party A any overdue debts, including but not limited to rent, water and electricity charges, administration fees, repair costs etc.; and if Party A has set a date for Party B to make payment but Party B has not made payment; Party A can deduct the overdue debts from the deposit and Party B should not disagree.


ARTICLE FIVE     AVAILABILITY OF THE BUILDING

     1. Party A should apply to the administrative authority of the Science Park for the permission to lease out the Building. Party B should cooperate, providing documents and information necessary for the application; and join Party A in the application process.
     2. Party A guarantees that the Building is suitable for the usage purpose of the Building as the Leasing Contract specifies. Party A guarantees that any third party cannot make any claim to Party B on the Building.


ARTICLE SIX     WATER AND ELECTRICITY CHARGE, ADMINISTRATION FEE

     1. Water and electricity charge will be posted on monthly basis. Party B will install separate meters for water and electricity usage. Water and electricity charges are calculated as the cost of actual usage plus base charge. The details of the calculation will be worked out by both parties.
     2. Party B is responsible for the cost of its usage of telecommunication, internet or similar system, lines, and expenses.
     3. Party B should pay, in proportion to the size of the area it leases, administration fee and the cost of public facilities. The detail of the payment for administration fee and the cost of public facilities will be stipulated in Building User Agreement.

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                                  [Translation]



ARTICLE SEVEN     TAX

     1. The charges in the Article Three, Four, and Six of the Leasing Contract do not include turnover tax.
     2. During the leasing period, Party A is responsible for tax on the Building (including land and building). The rest of tax is divided between two parties pursuant to laws.


ARTICLE EIGHT     INSURANCE

     Party B itself should buy insurance for the areas it leases; or it can ask Party A to buy insurance for all buildings and shares the insurance cost in proportion to the size of the area it leases.

ARTICLE NINE     REPAIR, MAINTENANCE, AND REMODEL

     1. The interior fitting up of the Building is the responsibility of Party B. Party B is also responsible for the later on repair and maintenance of the interior fitting up of the Building.
     2. Except the foregoing-mentioned repair and maintenance of the interior fitting up of the Building, Party A is responsible for the repair of the structure and main facilities of the Building when it is needed provided that the spoilage is caused in the course of nature. However, if damage and defect are caused by the inappropriate use of Party B, Party B is responsible for repair. Besides the repair and maintenance of the structure and main facilities of the Building, other repair and maintenance of the Building are the responsibility of Party B. (The items that Party A is responsible for repair and maintenance are listed in Attachment 2)
     3. If Party B believes that the remodeling of the Building is necessary, it should get Party A's written approval before starting the remodeling. The remodeling must not do any harm to the safety of building structure.


ARTICLE TEN     THE USE OF THE BUILDING

     1. The use of the Building should comply with laws and the regulations of the administrative authority of the Science Park. The public must not be disturbed by the use of the Building.
     2. Party B must not store any dangerous items in the Building. If storage is necessary for business operation, it should comply with the regulations of engineering safety laws.
     3. If Party B violates any laws, it should take full responsibility for its action. Party A has no any liability for it. If Party A incurs any loss because of Party B's violation of laws, Party B should compensate Party A for its loss.

                                  [Translation]


ARTICLE ELEVEN    RE-LEASING

     1. Party A agrees that in the first two years of the Lease, Party B can lease out part of the Building to enterprise that the administrative authority of the Science Park approves for office use. But the re-leasing ("the Re-leasing") is limited to one enterprise.
     2. Except the foregoing clause, Party B cannot re-lease out or lend the part of or the whole of the Building to any third party unless there is a written approval by Party A before the re-leasing or lending.
     3. It is the responsibility of Party B to require the tenant of the Re-leasing to observe related laws and regulations, the Building administration agreement, and the Articles of the Leasing Contract regarding the usage of the Building. If the tenant of the Re-leasing violates foregoing-mentioned laws and regulations Party B has vicarious liabilities.


ARTICLE TWELVE     LEASE RENEW, PRIORITY RIGHT

     1. If Party B desires to renew the Lease, it should write to inform Party A six months before the Lease expires. Party A should write to Party B three months before the Lease expires to inform its decision on whether it agrees to renew the Lease.
     2. Party A agrees that if after the Lease expires it does not use the Building itself and still desires to lease the Building out, under the same condition Party B has the priority right to renew the Lease.
     3. Party A agrees that if it desires to sell the Building, under the same condition Party B has the priority right to buy the Building.
     4. If Party A transfers its ownership right of the Building to another party, it should get the new owner of the Building acknowledge the validity of the Leasing Contract.


ARTICLE THIRTEEN     RETURN OF THE BUILDING

     1. When the leasing relation dissolves, Party B should restore the original state of the Building, evacuate and return the Building to Party A immediately.
     2. If Party A agrees that Party B can evacuates and returns the building in its current state, then Party B does not need to restore the original state of the Building.
     3. If Party B does not evacuate and return the Building to Party A when it should, Party B should pay the rent of the Building by the number of days it actually uses. In addition, if thirty days pass after the date Party B should evacuate and return the Building, Party A has the right to discard or remove any fixed assets in the Building without preserving and other responsibilities. To compensate for the loss

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                                  [Translation]



         or cost caused by Party B's delay in the returning of the Building, Party A has the right to deduct the amount from the deposit.


ARTICLE FOURTEEN     BREACH OF THE LEASING CONTRACT

     1. If Party B endangers the safety of the Building or disturbs the public, and if it does not correct its action seven days after Party
         A writes to Party B to indicate in detail and ask it to correct its action, Party A will immediately terminate the Leasing Contract in writing.
     2. If any party of the Leasing Contract does not fulfill its various obligations that are specified in the Leasing Contract, and if it does not correct its action thirty days after the other party writes to indicate and ask it to correct its action, the other party will immediately terminate the Leasing Contract in writing.


ARTICLE FIFTEEN     COURT IN THE JURISDICTION

     Both parties agree to take Xin Zhu Local Court of Taiwan as the first trial court in the jurisdiction, should there be any dispute regarding the Leasing Contract.


ARTICLE SIXTEEN     SPECIAL AGREEMENT

     Because Party B is in the process of applying for the entry permit to the Science Park, if there is a difference between the company name of Party B as it gets the entry permit to the Science Park and the current company name of Party B; new named company should assume all the rights, responsibilities, and obligations of Party B in the Leasing Contract. Party A and Party B agree that they can change the signatory (i.e., the name of Party B) and resign the Leasing Contract if it is necessary.


ARTICLE SEVENTEEN     AUXILIARY CLAUSES, OMISSIONS IN THE LEASING CONTRACT

     1. The contents of the Leasing Contract are agreed upon by both Party A and Party B. Unless later on both parties agree in writing to add or delete any content in the Leasing Contract, the Leasing Contract cannot be explained in a different way pursuant to other documents (including documents that both parties submit to the administrative authority of the Science Park).
     2. If any clause of the Leasing Contract ceases to be effective, it will not affect the effectiveness of other clauses of the Leasing Contract.
     3. If there is any omission in the Leasing Contract, the laws of Republic of China should apply.
     4. There are two official copies of the Leasing Contract, one is for each party for reference.

                                  [Translation]

Party A:                                    Party B:
Lian Ce Science & Technology                Mei Shang Lian Te Li Electronic
Joint Stock Company, Ltd.                   Joint Stock Company, Ltd.

Address: No. 2 Li Xin Road 3                Address: Building 7
         Xin Zhu Science Park                        No. 437 Rui Guang Road
                                                     Nei Hu District, Taipei

Representative: Jian San Chen               Representative: Wen Chen



Republic       of       China         Year           Month           Date

                            TRANSLATION CERTIFICATION
                            -------------------------


         I hereby certify that the foregoing represents a fair and accurate English translation of the original Chinese document.


Dated:  March 22, 2001

                              By:  /s/  TIMOTHY A. ROGERS
                              --------------------------------------
                              Timothy A. Rogers
                              Senior Vice President and Chief Financial Officer Integrated Telecom Express, Inc.